UNITED STATES
SECURITIES AND EXCHANCE COMMISSION
Washington, DC 20549

______________________________________________________
FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 12, 2014

Shiloh Industries, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-21964	51-0347683

(State of Other	(Commission File No.)	(I.R.S. Employer
Jurisdiction		Identification No.)
of Incorporation)

880 Steel Drive, Valley City, Ohio 44280
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code:
(330) 558-2600

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Annual Meeting of the Stockholders of Shiloh Industries, Inc. (the “Company”) was held on Wednesday, March 12, 2014 in Valley City, Ohio. Matters voted on at the Annual Meeting and the results thereof are set forth below.

Proposal No. 1: Election of Directors.

Pursuant to the Company's Restated Certificate of Incorporation, the Board of Directors is divided into three classes of directors to be as nearly equal in number of directors as possible. At the Annual Meeting, the Class III term expired. The following nominees for Class III directors were reelected by the Company's stockholders at the Annual Meeting for a term of three years by the following vote:

Nominee	For	Withheld

Curtis E. Moll	11,835,395	2,244,661
Ramzi Y. Hermiz	11,896,862	2,183,194
Robert J. King	13,773,893	306,163

Proposal No. 2: Approval of the Shiloh Industries, Inc. Management Incentive Plan.

The proposal to approve certain amendments to, and reapproval for purposes of Section 162(m) of, the Management Incentive Plan as disclosed in the Company Proxy Statement was approved as follows:

For	Against	Abstain
13,906,987	156,779	16,290

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHILOH INDUSTRIES, INC.

	By:	/s/ Thomas M. Dugan
Name: Thomas M. Dugan
Date: March 14, 2014		Title: Vice President of Finance and Treasurer